CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

David R. Odenath, President, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Tax Free Income Fund – Legg Mason Investment Counsel Maryland Tax-Free Income Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Chief Financial Officer
Legg Mason Tax Free Income Fund –	Legg Mason Tax Free Income Fund –
Legg Mason Investment Counsel Maryland	Legg Mason Investment Counsel Maryland
Tax-Free Income Trust	Tax-Free Income Trust

/s/ David R. Odenath	/s/ Kaprel Ozsolak
David R. Odenath	Kaprel Ozsolak
Date: November 19, 2010	Date: November 19, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.